UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2010

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 16, 2010, the Compensation and Organization Committee (the "Committee") of the Board of Directors of Kansas City Southern (the "Company") approved a grant of 40,000 shares of restricted stock to David L. Starling, the Company's President and Chief Executive Officer, in recognition of his promotion to Chief Executive Officer on August 1, 2010. The award is a retention award with vesting based on achievement of minimum threshold annual or cumulative earnings per share growth goals.

The annual earnings per share goals are measured by comparing the earnings per share for the one year period of July 1 through June 30, against the immediately preceding one year period of July 1 through June 30. The base period for this comparison is July 1, 2009 through June 30, 2010. The shares may vest in tranches of 10,000 shares each year during the first four years of the award provided the annual earnings per share growth goal is satisfied each year. Any shares that do not vest in any particular year may vest in a later year provided the cumulative earnings per share growth goal over the base period earnings per share is satisfied in such later year. Mr. Starling has until June 30, 2016, to achieve the four-year cumulative earnings per share growth goal over the base period earnings per share and vest all shares that have not previously vested.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit 10.1 Form of Restricted Shares Award Agreement (performance based vesting) under the Kansas City Southern 2008 Stock Option and Performance Award Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

September 17, 2010	By:	/s/ Brian P. Banks

Name: Brian P. Banks
Title: Associate General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Shares Award Agreement (performance based vesting) under the Kansas City Southern 2008 Stock Option and Performance Award Plan.